Exhibit 99.1

Franklin BSP Realty Trust, Inc. Announces Issuance of Unsecured Senior Notes

New York City, NY – June 20, 2025 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced that through its operating partnership, FBRT OP LLC, it has successfully issued, in a private offering, $107 million aggregate principal amount of unsecured senior notes, consisting of $82 million of 8.25% unsecured senior notes due 2030 (the “Fixed Rate Notes”) and $25 million of floating rate unsecured senior notes due 2028, with an initial coupon of approximately 8.33% (the “Floating Rate Notes,” and together with the Fixed Rate Notes, the “Notes”). The Fixed Rate Notes will mature on April 25, 2030 and the Floating Rate Notes will mature on April 25, 2028.

The Company expects to use the net proceeds from the issuance of the Notes for general corporate purposes, which may include funding a portion of the purchase price for the recently announced acquisition of NewPoint Holdings JV LLC. There is no guarantee such acquisition will close, and the issuance of the Notes was not contingent on the closing of such acquisition.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers and accredited investors in reliance on Rule 144A and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not initially be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of March 31, 2025, FBRT had approximately $5.7 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Resources, Inc. For further information, please visit www.fbrtreit.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

The Company's forward-looking statements are subject to various risks and uncertainties. Factors that could cause actual outcomes to differ materially from our forward-looking statements include macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, the extent of any recoveries on delinquent loans, the financial stability of our borrowers and the other, risks and important factors contained and identified in the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

Investor Relations Contact:

Lindsey Crabbe

l.crabbe@benefitstreetpartners.com

Media Contact:

Adrienne Herrera

adrienne.herrera@franklintempleton.com

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